                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) January 13, 1998


                             STORMEDIA INCORPORATED
               (Exact name of registrant as specified in Charter)




            DELAWARE                     0-25796                     77-0373062
            --------                     -------                     ----------
(State or other jurisdiction of  (Commission File Number)   (IRS Employer Identification
         incorporation)                                                Number)

                                 385 REED STREET
                           SANTA CLARA, CA 95050-3118
                    (Address of Principal Executive Offices)

                                 (408) 327-8400
              (Registrant's Telephone Number, Including Area Code)

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K dated January 13, 1998 as set forth in the pages attached hereto.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS.

         The following financial statements and exhibits are filed as part of this Report, where indicated.

         (a) Financial statements of business acquired prepared pursuant to Rule 3-05 of Regulation S-X:

              Audited Consolidated Financial Statements of Akashic Memories Corporation and Subsidiaries as of and for the year ended December 28, 1997.

              Audited Consolidated Financial Statements of Akashic Memories Corporation and Subsidiaries as of December 31, 1996 and for the period from September 30, 1996 (inception) to December 31, 1996.

              Audited Consolidated Financial Statements of Akashic International, Inc. and Subsidiaries (Formerly Akashic Memories Corporation) as of and for the years ended December 31, 1996 and 1995.

         (b) Pro Forma financial information required pursuant to Article 11 of Regulation S-X.

         Registrant acquired Akashic Memories Corporation ("Akashic") on December 31, 1997. Akashic was created on September 30, 1996 when certain assets and liabilities of Akashic International, Inc. ("AII") (the parent of Akashic) were transferred to Akashic for convertible debentures and convertible preferred stock. The assets and liabilities transferred comprise essentially of all the operating assets and liabilities of AII and were recorded at AII's historical cost. 100% of Akashic preferred stock is owned by AII.

         The consolidated financial statements of AII are considered the predecessor to Akashic and are presented herein pursuant to Rule 3-05 of Regulation S-X.


Exhibit No.       Description
-----------       -----------

    2.1           Agreement and Plan of Reorganization, dated as of December 15,
                  1997, among the Registrant, AII, Akashic, and StorMedia
                  Acquisition Corporation. (Incorporated by reference to Registrant's current report on Form 8-K filed on January 13, 1998, File No. 0-25796.)

    2.2           Form of Agreement of Merger between Akashic and StorMedia
                  Acquisition Corporation. (Incorporated by reference to Registrant's current report on Form 8-K filed on January 13, 1998, File No. 0-25796.)

    24.1          Consent of Deloitte & Touche LLP

    24.2          Consent of KPMG Peat Marwick LLP

                          Independent Auditors' Report



The Board of Directors
Akashic Memories Corporation:

We have audited the accompanying balance sheet of Akashic Memories Corporation as of December 28, 1997, and the related statement of operations, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Akashic Memories Corporation as of December 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses from operations in 1997, has a net capital deficiency, and was sold to a new parent on December 31, 1997, all of which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    /s/ KPMG PEAT MARWICK LLP
                                    ------------------------------




Mountain View, California
February 23, 1998

                  AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 28, 1997
                                 (IN THOUSANDS)



Net sales........................................................   $213,881
Cost of sales....................................................    251,646
                                                                    --------
     Gross deficiency............................................    (37,765)
                                                                    --------
Operating expenses:
Research and development.........................................     13,674
Selling, general, and administrative.............................     10,475
Nonrecurring charges.............................................    148,402
                                                                    --------
     Total operating expenses....................................    172,551

     Operating loss..............................................   (210,316)

Interest income..................................................      1,689
Interest expense.................................................    (12,194)
Other expense....................................................       (401)
                                                                    --------
Loss before income tax expense...................................   (221,222)

Income tax expense...............................................        124
                                                                    --------
Net loss.........................................................  $(221,346)
                                                                   =========


        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                  AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 28, 1997
                                 (IN THOUSANDS)

ASSETS
     Current assets:
        Cash and cash equivalents........................... ..................          $  11,046
        Accounts receivable, less allowances of $12,896 at December 28, 1997 ..             15,424
        Inventories ...........................................................             20,018
        Other current assets ..................................................                895
                                                                                         ---------
           Total current assets ...............................................             47,383
     Plant and equipment, net .................................................              3,236
                                                                                         ---------
                                                                                         $  50,619
                                                                                         =========
LIABILITIES AND EQUITY
     Current liabilities:
        Trade accounts payable ................................................          $  14,842
        Accrued liabilities ...................................................             12,921
        Accrued cancellation charges ..........................................              3,500
        Short-term debt to a customer .........................................              4,960
        Short-term debt to AII.................................................            126,000
                                                                                         ---------
           Total current liabilities ..........................................            162,223
        Long-term debt ........................................................            100,000

     Commitments and contingencies
     Stockholder's equity:
        Convertible preferred stock - 31,756,583 authorized:
           Series A, $.79828 par value; 19,200,000 designated, issued
             and outstanding...................................................             15,327
           Series B, $.001 par value; 12,556,583 designated, none
             issued and outstanding............................................                 --
        Common stock, $.001 par value; 36,556,583 authorized,
             23,335 issued and outstanding.....................................                 21
        Accumulated deficit ...................................................           (226,952)
                                                                                         ---------
           Total stockholder's equity .........................................           (211,604)
                                                                                         ---------
                                                                                         $  50,619
                                                                                         =========



        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                  AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 28, 1997

                                 (IN THOUSANDS)




OPERATING ACTIVITIES
     Net loss ..................................................................    $(221,346)
     Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization .............................................       35,790
     Writedown of property & equipment..........................................      146,702
     Changes in operating assets and liabilities:
        Accounts receivable ....................................................        8,395
        Inventories ............................................................         (982)
        Other assets ...........................................................          222
        Trade accounts payable .................................................       (6,553)
        Accrued liabilities ....................................................        2,184
        Net payable to affiliate................................................        2,042
                                                                                     --------
           Net cash used in operating activities ...............................      (33,546)
                                                                                     --------

INVESTING ACTIVITIES - Acquisition of plant and equipment, net .................      (37,318)
                                                                                     --------
FINANCING ACTIVITIES
     Payment of bank overdraft .................................................       (4,342)
     Issuance of notes payable from Kubota Finance, Inc.........................       25,000
     Payment of notes payable to Kubota Finance, Inc. ..........................      (67,000)
     Issuance of debt to AII....................................................      126,000
     Payment of notes payable to bank ..........................................      (17,000)
     Issuance of notes payable to customer .....................................        4,695
     Proceeds from issuance of Common Stock ....................................           21
     Dividend to Kubota USA ....................................................       (2,161)
                                                                                     --------
           Net cash provided by financing activities ...........................       65,213
                                                                                     --------
     Decrease in cash and cash equivalents .....................................       (5,651)
     Cash and cash equivalents at beginning of year ............................       16,697
                                                                                     --------
     Cash and cash equivalents at end of year ..................................     $ 11,046
                                                                                     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest ....................................................     $ 10,106
                                                                                     ========
     Cash paid for income taxes ................................................     $     --
                                                                                     ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Product credits off-set against the related notes payable .................     $  2,183
                                                                                     ========




        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                          AKASHIC MEMORIES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

Akashic Memories Corporation (the "Company" or Akashic) was incorporated in California on September 30, 1996 as part of a corporate reorganization in which the former Akashic Memories Corporation changed its name to Akashic International, Inc. (AII). Subsequent to this name change, certain operating assets and liabilities of AII were transferred to the Company in exchange for a $100,000,000 convertible subordinated debenture and 19,200,000 shares of Series A convertible preferred stock. Assets and liabilities transferred were recorded at AII's historical cost as the transaction was considered to be a transfer between entities under common control. The Company is wholly-owned by AII which is a wholly-owned subsidiary of Kubota U.S.A., Inc. (Kubota USA). Kubota USA is a subsidiary of Kubota Corporation (the Parent) of Japan. AII funded the Company with an additional $126,000,000 during fiscal 1997. (Notes 5 and 3) During 1997, the Company was dependent on its Parent for financial support. The Company is primarily engaged in the research, development, production and marketing of magnetic rigid disk media and disk substrates. The Company sells its product primarily in the United States and Southeast Asia to manufacturers of disk drives for use in the personal computer and workstation industries.

Kubota Finance, a wholly-owned subsidiary of the Parent had loans outstanding to the Company and its subsidiaries totaling $67,000,000 in 1997 which has been fully repaid during 1997. In addition, the Parent had guaranteed the Company's notes payable to banks totaling $17,000,000 at December 31, 1996 which have been fully repaid during 1997. The accompanying consolidated financial statements may not be indicative of the financial condition and results of operations if the Company had operated without such affiliations.

As a result of a significant downturn in the thin film media industry and the loss of certain customers the Company incurred a loss of approximately $221M million during 1997. As a result of these and other factors, the Company, which had historically relied on its Parent for financial support, was sold to another company in the thin film media industry on December 31, 1997. (See Note
13). It is uncertain as to whether the new parent will provide sufficient financial support to allow the Company to continue operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: In accordance with generally accepted accounting principles, the Company's management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk: Financial instruments potentially exposing the Company to concentration of credit risk consist primarily of trade receivables. A majority of the Company's trade receivables are derived from sales to a few hard disk drive manufacturers. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when considered necessary, but generally requires no collateral. The Company maintains reserves for potential credit losses. The Company's policy is to invest cash and cash equivalents in a number of high credit quality institutions and to limit the amount placed with any financial institution.

Basis of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances, transactions and intercompany profits are eliminated in consolidation.

Fiscal Year: Akashic operates and reports on a 52- or 53- week fiscal year ending on the Sunday nearest December 31 of each year. Fiscal 1997 ended on December 28, 1997 and consisted of 52 weeks.

Foreign Currency Translation: The Company's subsidiary in Malaysia uses the U.S. Dollar as the functional currency. Accordingly, monetary assets and liabilities are remeasured using period-end exchange rates, and nonmonetary assets and liabilities are translated using historical rates. Revenues and costs are translated using average exchange rates for the period, except for costs related to those balance sheet items that are translated using historical rates. Remeasurement and transaction gains and losses during the year ended December 28, 1997 were not significant.

Cash equivalents: Cash equivalents are investments debt securities purchased with a remaining maturity of three months or less when acquired. The carrying amount reported in the financial statements for cash equivalents as of December 28, 1997 approximates fair value because of the short maturity of the outstanding balances.

Inventories: Inventories are stated at lower of (first-in, first-out) cost or market.

Equipment and Leasehold Improvements: Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of two to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease terms of three to ten years.

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than the carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of its assets exceeds its fair value. (Note 3)

Revenue Recognition: The Company recognizes sales and records estimated product return reserves upon shipment.

Income Taxes: The Company files its income tax returns as a member of a consolidated group. In accordance with the tax-sharing agreement with Kubota USA, a group member with taxable income obtains an income tax charge from Kubota USA as if the group member filed on a separate return basis. A group member with taxable losses obtains an income tax credit based on its proportionate contribution to reducing taxes payable by other members in consolidation. Additionally, the tax-sharing agreement addresses the utilization of net operating loss carryforwards and tax credits. On December 31, 1997 due to the purchase of the Company (See Note 13), the tax sharing agreement between the Company, AII, and Kubota USA, was revised to exclude the Company from receiving or incurring tax related benefits or liabilities as calculated under the agreement.

The Company accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Under this method deferred tax assets and liabilities at the end of each period are determined based on future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis using the tax rate expected to be in effect when taxes are actually paid or recorded. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation: The Company accounts for stock-based awards to employees using the intrinsic value method.

NOTE 3 - BALANCE SHEET INFORMATION

INVENTORIES - (NET)

                                                 December 28,
                                                     1997
                                                (in thousands)
                                                --------------
Finished goods                                    $10,165
Work-in-process                                       763
Raw materials                                       9,090
                                                  -------
         Total                                    $20,018
                                                  =======



EQUIPMENT AND LEASEHOLD IMPROVEMENTS
                                                 December 28,
                                                     1997
                                                (in thousands)
                                                --------------
Machinery and equipment                           $ 209,501
Leasehold improvements                               62,332
Construction-in-progress                             10,282
                                                  ---------
                                                    282,115

Less:
  Accumulated depreciation and amortization        (132,177)
  Writedown of property and equipment             $(146,702)
                                                  ---------
       Total                                      $   3,236
                                                  =========

NOTE 4 - NONRECURRING CHARGES

During 1997, the Company experienced difficult conditions in the thin film media industry and lost certain customers. As a result, the Company's fixed assets were determined to be impaired and the Company took a noncash pretax charge of $146.7 million to reflect this impairment. In 1997 the Company reduced its work force by approximately 100 administrative and management personnel, and incurred a severance charge of $1.7 million.

NOTE 5 - RELATED PARTY TRANSACTIONS

As of December 31, 1996, the Company had an outstanding balance on the unsecured notes payable of $42 million plus accrued interest to Kubota Finance, Inc. During 1997, Kubota Finance, Inc. issued additional notes payable totaling $25 million. The notes, bearing interest at rates ranging from 5.92% to 6.45%, were due in varying amounts on March 31, 1998. In December 1997, the Company fully repaid its outstanding balance on the unsecured notes payable plus accrued interest to Kubota Finance, Inc.

On September 30, 1996, the Company issued a convertible subordinated debenture of $100 million to AII. The principal and any unpaid interest are due on September 30, 1999. Interest is payable semiannually at 6.5% per annum. The debenture is convertible at the option of the holder at any time prior to the maturity date into the Company's Series B preferred stock at an initial conversion price of $7.96396 per share, subject to adjustment.

In December 1997, the Company issued various non-interest bearing notes payable of $126 million to AII. The principal is due on March 31, 1998.

On December 31, 1997 prior to the sale of the Company to StorMedia (See Note
13) AII forgave all remaining outstanding debt totaling $226 million and interest of $1.6 million due from the Company.

Interest expense on all related party loans totaled $9.7 million for fiscal 1997.

The Company had purchases from affiliates of approximately $3.1 million during fiscal 1997.

NOTE 6 - SHORT-TERM DEBT

Notes payable of $17 million to Banks were repaid in full in June 1997. The notes accrued interest at rates ranging from approximately 5.625% to 6.35% through June 1997.

Short-term debt of $4.6 million consists of a loan from a customer of the Company. The loan calls for maximum borrowings of $7,500,000 which must be drawn in $500,000 increments, based on certain milestone achievements. The loan bears interest at 6.0% per year. The outstanding balance of the loan is reduced on a quarterly basis by an amount equal to $0.15 per product unit sold to the customer ("Product Credits"). Akashic may increase this offset amount from time to time to reduce the outstanding balance of the loan. Beginning April 30, 1997, Akashic is required to make quarterly payments of $528,000, less the amount of any Product Credit for the prior quarter. The customer has certain rights of offset against outstanding product receivables. All unpaid interest and principal balance is due in full on March 31, 2000. At December 28, 1997, the Company was in default of this agreement and no further borrowings were available.

NOTE 7 - INCOME TAXES

The Company is included in the federal consolidated group of Kubota USA for federal income tax purposes.

Income tax expense for the year ended December 28, 1997 consisted of:

                                     Current         Deferred         Total
                                     -------         --------         -----
Federal                               $ --                --             --
State                                  124                --            124
Foreign                                 --                --             --
                                       ---               ---            ---
                                      $124                --            124
                                       ===               ===            ===

The 1997 income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income as a result of the following:

Computed at statutory rate                         $(77,422)
State taxes, net of federal income tax expense          124
Foreign subsidiary loss, no benefit realized         18,451
Current year domestic loss, no benefit realized      58,977
                                                    -------
                    Total                           $   124
                                                    =======

The type of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities are set out below.

Deferred tax assets
  Accruals and reserves                         $10,758
  State income taxes                                 43
  Net operating loss carryforward                    --
  Property and equipment                         48,414
                                                -------
     TOTAL GROSS DEFERRED TAX ASSETS             59,215
  Valuation allowance                           (59,215)
                                                -------
     TOTAL DEFERRED TAX ASSETS (LIABILITIES)    $    --
                                                =======

The Company's deferred income tax assets and liabilities represent the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets include allowance for bad debt, inventory reserve, plant and equipment write-downs and various other accruals and reserves not currently deductible and tax depreciation in excess of book depreciation. The Company provided a full valuation allowance against the deferred tax assets at December 28, 1997.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company rents office and manufacturing facilities under operating leases which expire through 2000. Rent expense was $2,662,000 for fiscal 1997.

The future minimum lease payments are as follows:


                                   TOTAL
Year ending December 31:
      1998                         $2,564,000
      1999                          2,160,000
      2000                            279,000

CAPITAL EXPENDITURES

At December 28, 1997, the Company had noncancelable purchase commitments totaling $20.5 million.

CLAIM AND LEGAL PROCEEDINGS

In the normal course of business the Company from time to time has been named as a defendant in certain civil and regulatory, legal proceedings. The Company believes it has adequate accruals for these matters and that the ultimate resolution of these matters will not result in a material adverse impact on the Company's consolidated financial position or results of operations.

NOTE 9 - STOCKHOLDER'S EQUITY

During 1997, the Company declared a dividend to the Kubota USA of $2,161,000 for outstanding receivables.

Convertible Preferred Stock

During September 1996, the Company issued 19,200,000 shares of Series A preferred stock and debenture bonds (See Note 1 and Note 4) in exchange for certain assets and liabilities of AII.

Significant terms of the Company's Series A and Series B preferred stock are as follows:

     o Each share of preferred stock is convertible into shares of common stock computed by dividing the conversion price in effect at the time of the conversion by the conversion value per share of the preferred. The initial conversion price and conversion value are as follows (subject to certain antidilution adjustments) at the election of the holder:

        o  Series A preferred  $7.23996
        o  Series B preferred  $7.96396

        Such conversion shall be automatic in the event of an initial public offering of stock meeting certain criteria or, the written consent of not less than two-thirds (2/3) of the then-outstanding shares of Series A and Series B preferred, voting together as a single class.

     o Each share has voting rights equivalent to the number of shares of common stock into which it is convertible.

     o Preferred stock shareholders are entitled to noncumulative dividends prior and in preference to any declaration or payment of any dividend on common stock of the Company at a rate of $0.57920 and $0.63712 per share per annum, on each outstanding share of Series A and Series B preferred stock, respectively.

     o In the event of liquidation, dissolution or winding up of the Company, preferred shareholders shall be entitled to be paid first and out of the assets of the Company available to holders of its capital stock in an amount equal to $7.23996 per share of Series A preferred, and $7.96396 per share of Series B preferred. Both amounts are subject to anti-dilutive provisions. If the assets and funds to be distributed are insufficient to permit full payment, then the funds shall be distributed on a pro rata basis. Upon completion of the distribution, the holders of the common stock will receive a pro rata distribution of any remaining assets of the Company.

Stock Option Plan

In October 1996, the Board of Directors of Akashic approved the 1996 Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options to purchase up 4,800,000 shares of Akashic's common stock may be granted to employees, directors and consultants. Incentive stock options must be granted at a price not less than 100% of fair market value at the date of grant as determined by Akashic's Board of Directors. Nonqualified options must be granted at not less than 85% of the fair market. The exercise price for both incentive and nonqualified stock options must not be less than 110% of the fair market value for employees with more than 10% voting power of all classes of stock of the Company at the date of grant. Options generally vest over four years and expire at the earlier of ten years from the date of grant or upon termination of employment.

Option activity under the plan is as follows:


                                                            WEIGHTED
                                                            AVERAGE
                                         NUMBER             EXERCISE
                                        OF SHARES            PRICE
                                        ---------            -----
Options at beginning of year            3,484,400           $ 0.90
Options granted                         1,145,800             0.90
Options terminated                     (4,606,865)            0.90
Options exercised                         (23,335)            0.90
                                        ---------
Options at end of year                          0
                                        =========

As of December 28, 1997, the Plan was terminated.

Additional Stock Plan Information

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires the disclosure of pro forma net loss and loss per share had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards by private companies to employees is calculated using the minimum value method. This method requires subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the following weighted average assumptions: expected life, one year following vesting; risk free interest rate of 6.27% in 1997; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would not have been materially impacted for the year ended December 28, 1997.

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Company has a 401(k) savings plan which covers substantially all full time employees. Eligible employees are permitted to make deferred contributions of up to 15% of their annual gross compensation, subject to certain Internal Revenue Service limitations. The Company may contribute $0.20 for each $1.00 a participant contributes up to the first 5% of employee earnings with a maximum of 1% of the employee's gross wages. The Company made contributions to the plan of $399,000 during 1997. Employee contributions and earnings thereon vest immediately. Company contributions and earnings thereon vest over three years of service.

NOTE 11 - MAJOR CUSTOMERS

In fiscal 1997, three major customers represented 56%, 16% and 13% of the Company's net sales, and 66%, 18% and 0% of the Company's net accounts receivable, respectively.

NOTE 12 - SEGMENT INFORMATION

A. Geographic Information of the Company's operations:

                                 U.S.          Malaysia       Elimination    Consolidated
                                 ----          --------       -----------    ------------
Total net sales                $213,904        $ 34,908        $(34,931)       $ 213,881
                               ========        ========        =========       =========

Operating loss                 $168,628        $(52,718)       $   --          $(221,346)
                               ========        ========        =========       =========

Identifiable assets            $ 46,026        $  4,593        $   --          $  50,619
                               ========        ========        =========       =========



B. Sales from domestic to unaffiliated customers in the U.S. and other geographic regions were as follows:

                                    Year Ended
                                 December 28, 1997
                                 -----------------
Far East                            $161,703
United States                         52,201
                                    --------

     Total                          $213,904
                                    ========


NOTE 13 - SUBSEQUENT EVENTS

Effective December 31, 1997, StorMedia Incorporated paid $10 million cash and issued 2,000,000 shares of its Class A Common Stock in exchange for the preferred stock of Akashic and certain patents and applications pending of Kubota Corporation. In connection with the transaction, StorMedia did not assume any of the Company's bank or related party borrowings.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Akashic Memories Corporation:

We have audited the accompanying consolidated balance sheet of Akashic Memories Corporation (Company) (a wholly-owned subsidiary of Akashic International, Inc.) and subsidiaries as of December 31, 1996, and the related consolidated statements of operations and accumulated deficit and of cash flows for the period from September 30, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Akashic Memories Corporation and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the period from September 30, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 11 to the consolidated financial statements, effective December 31, 1997 the Company's operations were sold to StorMedia Incorporated. As discussed in Notes 1, 3, 4, 5 and 7, the Company, prior to such sale, had been dependent on Kubota Corporation and affiliates for financial support and had significant transactions with such affiliates. Accordingly, the accompanying financial statements may not be indicative of the financial condition or results of operations had the Company operated without such affiliations.



                                            /s/ Deloitte and Touche LLP
                                            -------------------------------





San Jose, California
February 7, 1997
(December 31, 1997 as to Note 11)

                 AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
           (A Wholly-Owned Subsidiary of Akashic International, Inc.)

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (in thousands)

ASSETS
CURRENT ASSETS:
  Cash and equivalents                                                $ 16,697
  Accounts receivable - net                                             26,002
  Inventories                                                           19,036
  Other current assets                                                     768
  Due from affiliates                                                    3,392
                                                                       -------
        Total current assets                                            65,895

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Net                             148,410

DEPOSITS                                                                   349
                                                                       -------
TOTAL ASSETS                                                          $214,654
                                                                       =======

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Notes payable to affiliate                                          $ 42,000
  Notes payable - banks                                                 17,000
  Cash overdraft                                                         4,342
  Accounts payable                                                      21,395
  Accrued expenses                                                      14,237
  Due to affiliates                                                      1,350
                                                                       -------
        Total current liabilities                                      100,324
                                                                       -------

CONVERTIBLE DEBENTURE DUE TO AKASHIC INTERNATIONAL, INC.               100,000
                                                                       -------

NOTES PAYABLE - OTHER                                                    2,448
                                                                       -------

STOCKHOLDER'S EQUITY:
  Convertible preferred stock - 31,756,583 authorized:
    Series A, $.79828 par value; 19,200,000 designated,                 15,327
      issued and outstanding
    Series B, $.001 par value; 12,556,583 designated, none                  --
      issued and outstanding
  Common stock, $.001 par value; 36,556,583 authorized,                     --
      none issued and outstanding
  Accumulated deficit                                                   (3,445)
                                                                       -------
        Total stockholder's equity                                      11,882
                                                                       -------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                            $214,654
                                                                       =======

                See Notes to Consolidated Financial Statements.

                 AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
           (A Wholly-Owned Subsidiary of Akashic International, Inc.)


          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
        PERIOD FROM SEPTEMBER 30, 1996 (INCEPTION) TO DECEMBER 31, 1996
                                 (in thousands)

NET SALES                                                       $ 46,578
                                                                 -------
COSTS AND EXPENSES:
  Cost of sales                                                   49,391
  Research and development                                         2,231
  Marketing, general and administrative                            1,501
  Reversal of allowance for doubtful account receivable           (1,490)
                                                                 -------
      Total costs and expenses                                    51,633
                                                                 -------

LOSS FROM OPERATIONS                                              (5,055)

INTEREST EXPENSE                                                  (1,728)
                                                                 -------

LOSS BEFORE INCOME TAX BENEFIT                                    (6,783)

INCOME TAX BENEFIT                                                 3,338
                                                                 -------

NET LOSS/ACCUMULATED DEFICIT                                    $ (3,445)
                                                                 =======

                See Notes to Consolidated Financial Statements.

                 AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
           (A Wholly-Owned Subsidiary of Akashic International, Inc.)

                     CONSOLIDATED STATEMENT OF CASH FLOWS
        PERIOD FROM SEPTEMBER 30, 1996 (INCEPTION) TO DECEMBER 31, 1996
                                (in thousands)

OPERATING ACTIVITIES:
  Net loss                                                                $  (3,445)
  Adjustments to reconcile net loss to net cash in operating activities:
   Depreciation and amortization                                              2,374
   Gain on reversal of allowance for doubtful accounts receivable             1,490
   Changes in operating assets and liabilities, net of
      balances transferred in (Note 1):
     Accounts receivable                                                     (2,306)
     Inventories                                                             (2,857)
     Other current assets                                                       334
     Due from affiliates                                                     (3,392)
     Accounts payable                                                         1,375
     Accrued expenses                                                           694
     Due to affiliates                                                        1,189
                                                                            -------
        Net cash used in operating activities                                (4,544)
                                                                            -------

INVESTING ACTIVITIES:
  Purchases of equipment and leasehold improvements                         (35,703)
  Deposits                                                                      (22)
                                                                            -------
        Net cash used in investing activities                               (35,725)
                                                                            -------

FINANCING ACTIVITIES:
  Cash transferred in from AII (Note 1)                                       6,723
  Borrowings under short-term debt                                           49,000
  Principal payments on long-term debt                                         (552)
  Cash overdraft                                                              1,795
                                                                            -------
        Net cash provided by financing activities                            56,966
                                                                            -------

NET INCREASE IN CASH AND EQUIVALENTS                                         16,697

CASH AND EQUIVALENTS, Beginning of period                                        --
                                                                            -------
CASH AND EQUIVALENTS, End of period                                       $  16,697
                                                                            =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Assets acquired                                                         $ 161,890
                                                                            =======
  Convertible debenture issued to Akashic International, Inc.              (100,000)
                                                                            =======
  Preferred stock issued to Akashic International, Inc.                     (15,327)
                                                                            =======

  Liabilities assumed                                                      $ 46,563
                                                                            =======
  Cash paid for interest                                                   $    621
                                                                            =======


                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 AKASHIC MEMORIES CORPORATION AND SUBSIDIARIES
           (A Wholly-Owned Subsidiary of Akashic International, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       PERIOD FROM SEPTEMBER 30, 1996 (INCEPTION) TO DECEMBER 31, 1996

1.  THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

    The Company - Akashic Memories Corporation (the "Company") was incorporated in California on September 30, 1996 as part of a corporate reorganization in which the former Akashic Memories Corporation changed its name to Akashic International, Inc. (AII). Subsequent to this name change, certain operating assets and liabilities of AII were transferred to Akashic Memories Corporation in exchange for a $100,000,000 convertible subordinated debenture and 19,200,000 shares of Series A convertible preferred stock. Assets and liabilities transferred were recorded at AII's historical cost. The Company was, as of December 31, 1996, wholly-owned by AII which is a wholly-owned subsidiary of Kubota U.S.A., Inc. (Kubota USA). Kubota USA is a wholly-owned subsidiary of Kubota Corporation (the Parent) of Japan. See
    Note 11 concerning the subsequent sale of the Company's operations to StorMedia Incorporated. The Company is primarily engaged in the research, development, production and marketing of magnetic rigid disk media and disk substrates. The Company sells its products primarily in the United States and Southeast Asia to manufacturers of disk drives for use in the personal computer and workstation industries.

    Kubota Finance, a wholly-owned subsidiary of Kubota Corporation, has loans outstanding to the Company totaling $42,000,000 at December 31, 1996 (Note
    3). In addition, Kubota Corporation has guaranteed the Company's notes payable to banks totaling $17,000,000 at December 31, 1996 (Note 4). The accompanying consolidated financial statements may not be indicative of the financial condition and results of operations if the Company had operated without such affiliations. The Company has been dependent on its Parent for financial support and has obtained a commitment from the Parent to support the Company as necessary through December 31, 1997. See Note 10 concerning the subsequent sale of the Company's operations to StorMedia Incorporated.

    Basis of Consolidation - The consolidated financial statements include the accounts of Akashic Memories Corporation (Akashic), its wholly-owned United States subsidiary, AMC Substrates, Inc. (AMC), and its wholly-owned Malaysian subsidiary, Akashic Kubota Technologies Sdn. Bhd. (AKT). All significant intercompany balances, transactions and intercompany profits are eliminated in consolidation.

    Fiscal Year - The Company operates and reports on a 52- or 53-week fiscal year ending on the Sunday nearest December 31 of each year. Fiscal 1996 ended on December 29, 1996. For convenience of presentation, the year end is indicated as of December 31 in these financial statements.

    Use of Estimates - In accordance with generally accepted accounting principles, the Company's management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    Concentration of Credit Risk - Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. A majority of the Company's trade receivables are derived from sales to hard disk drive manufacturers. At December 31, 1996, approximately 99% of trade receivables were with three customers. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when considered necessary, but generally requires no collateral. The Company maintains reserves for estimated potential credit losses.

    Foreign Currency Translation - The Company's subsidiary in Malaysia uses the U.S. dollar as the functional currency. Accordingly, assets and liabilities are translated using period-end exchange rates, except non-monetary assets, which are translated using historical rates. Revenues and costs are translated using average exchange rates for the period, except for costs related to those balance sheet items that are translated using historical rates. Transaction gains and losses during the period from September 30, 1996 (inception) to December 31, 1996 were not significant.

    Cash Equivalents - Cash equivalents are highly liquid debt investments purchased with a maturity of three months or less.

    Inventories - Inventories are stated at lower of standard cost, which approximates actual cost (first-in, first-out basis) or market.

    Equipment and Leasehold Improvements - Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of two to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease terms of three to ten years.

    Revenue Recognition - The Company recognizes sales at the time of product shipment. Allowances for sales returns are provided at the time of sale.

    Fair Values of Financial Instruments - The Company believes that the carrying amount reported in the financial statements for cash equivalents as of December 31, 1996 approximates fair value because of the short maturity of the outstanding balance. The fair value of notes payable - banks and notes payable - others approximates the carrying amount based on the current rate offered to the Company for debt of the same remaining maturities. Determination of the fair value of the convertible subordinated debenture is not practicable given the lack of comparable instruments of this type.

    Income Taxes - The Company files its tax returns as a member of a consolidated group. In accordance with AII's tax-sharing agreement with Kubota USA, a group member with taxable income obtains an income tax charge from Kubota USA as if the group member filed on a separate return basis. A group member with taxable losses obtains an income tax credit based on its proportionate contribution to reducing taxes payable by other members in consolidation. Additionally, the tax-sharing agreement addresses the utilization of net operating loss carryforwards and tax credits. As a wholly-owned subsidiary of AII, the Company participates in the consolidated group's tax arrangements. (See Note 11 concerning subsequent event.)

    The Company accounts for income taxes under an asset and liability approach. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

    Stock-Based Compensation -- The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees."

2.  BALANCE SHEET INFORMATION

    Accounts Receivable-Net -- Accounts receivable as of December 31, 1996 are net of allowances for sales returns of $426,000. During 1996, the Company reversed $1,490,000 allowance for doubtful account for an accounts receivable which was fully reserved by AII and transferred to the Company at nominal book value at inception. The resulting gain has been shown as a separate line in the statement of operations and accumulated deficit.

    Inventories

                                                                (IN THOUSANDS)

        Finished goods ......................................      $  9,745
        Work-in-process .....................................         2,910
        Raw materials .......................................         6,381
                                                                   --------
                Total .......................................      $ 19,036
                                                                   ========


    Equipment and Leasehold Improvements-Net

                                                                (IN THOUSANDS)

        Machinery and equipment .............................      $146,412
        Leasehold improvements ..............................        30,722
        Furniture and fixtures ..............................            57
        Construction-in-progress ............................        67,607
                                                                   --------
                                                                    244,798
        Accumulated depreciation and amortization ...........       (96,388)
                                                                   --------
                Total .......................................      $148,410
                                                                   ========

3.  TRANSACTIONS WITH AFFILIATES

    At December 31, 1996, the Company has unsecured notes payable to Kubota Finance, Inc. (KFI) of $42,000,000, bearing interest at rates ranging from 5.92% to 6.4%, due in varying amounts through March 31, 1997. The due dates on such notes were subsequently extended to March 31, 1998. Interest expense on these loans was $435,000 for the period from September 30, 1996 (inception) to December 31, 1996.

    On September 30, 1996, the Company issued a $100,000,000 convertible debenture (see Note 5) and 19,200,000 shares of Series A preferred stock to AII in exchange for certain assets and liabilities of AII.

    During the period from September 30, 1996 (inception) to December 31, 1996, the Company had purchases from affiliates of $711,000.

    Under a management service agreement with an affiliate, the Company paid annual service fees of $70,000 to the affiliate during the period from September 30, 1996 (inception) to December 31, 1996.

4.  NOTES PAYABLE

    Notes payable to banks are unsecured loans guaranteed by Kubota Corporation. At December 31, 1996, the notes bear interest at rates ranging from 5.99% to 6.03% and were due in March 1997. The due dates on such notes were subsequently extended to March 1998.

    Other notes payable consists of a loan from a customer of the Company. The loan calls for maximum borrowings of $7,500,000 which must be drawn down in $500,000 increments, based on certain milestone achievements. The line bears interest at 6.0% per annum. The outstanding balance of the loan is reduced by an amount equal to $0.15 per product unit sold to the customer ("Product Credits"). Akashic may increase this offset amount from time to time, as defined in the loan agreement, to reduce the outstanding balance of the loan. In addition, Akashic is required to make quarterly payments of $528,000, less the amount of any Product Credit for the prior quarter, beginning April 30, 1997. All unpaid interest and principal balance is due in full on March 31, 2000. At December 31, 1996, approximately $4,500,000 of the credit facility was available under this loan agreement.

5.  CONVERTIBLE SUBORDINATED DEBENTURE

    On September 30, 1996, the Company issued a convertible subordinated debenture of $100 million to AII. The principal and any unpaid interest are due on September 30, 1999. Interest is payable semiannually at 6.5% per annum. The debenture is convertible at the option of the holder at any time prior to the maturity date into the Company's Series B preferred stock at an initial conversion price of $7.96396 per share, subject to adjustment.

6.  INCOME TAXES

    In accordance with the principles of the tax-sharing agreement with Kubota USA, the Company recognized a tax benefit of approximately $3,338,000 for the period from September 30, 1996 (inception) to December 31, 1996.

    At December 31, 1996, the Company had net deferred income tax assets of approximately $11 million. Deferred income taxes arise from temporary differences in accumulated depreciation and amortization totaling $6.8 million, inventory reserves totaling $1.4 million and other accrued expenses of $2.8 million. The Company provided a full amount of valuation allowance against the net deferred income tax assets at December 31, 1996.

    At December 31, 1996, the Company has income tax credit carryforwards of approximately $1 million.

7.  OPERATING LEASES

    The Company rents office and manufacturing facilities under operating leases which expire through 1999. Certain leases are guaranteed by Kubota Corporation. Rent expense was $628,000 for the period from September 30, 1996 (inception) to December 31, 1996.

    The future minimum lease payments are as follows (in thousands):

                                                GUARANTEED
                                                 BY KUBOTA
                                                CORPORATION      OTHER        TOTAL

        Year ending December 31:
           1997 ..............................    $1,465        $  796       $2,261
           1998 ..............................     1,528           267        1,795
           1999 ..............................     1,154           134        1,288
           2000 ..............................       101            --          101
                                                  ------        ------       ------
                                                  $4,248        $1,197       $5,445
                                                  ======        ======       ======

8.  STOCKHOLDER'S EQUITY

    Convertible Preferred Stock:

    During September 1996, the Company issued 19,200,000 shares of Series A preferred stock and debenture bonds in exchange for certain assets and liabilities of AII.

    Significant terms of the Company's Series A and Series B preferred stock are as follows:

    o Each share of preferred stock is convertible into shares of common stock computed by dividing the conversion price in effect at the time of the conversion by the conversion value per share of the preferred. The initial conversion price and conversion value are as follows (subject to certain antidilution adjustments) at the election of the holder:

        o   Series A preferred  $7.23996
        o   Series B preferred  $7.96396

        Such conversion shall be automatic in the event of an initial public offering of stock meeting certain criteria or, the written consent of not less than two-thirds (2/3) of the then-outstanding shares of Series A and Series B preferred, voting together as a single class.

    o Each share has voting rights equivalent to the number of shares of common stock into which it is convertible.

    o Preferred stock shareholders are entitled to noncumulative dividends prior and in preference to any declaration or payment of any dividend on common stock of the Company at a rate of $0.57920 and $0.63712 per share per annum, on each outstanding share of Series A and Series B preferred stock, respectively.

    o In the event of liquidation, dissolution or winding up of the Company, preferred shareholders shall be entitled to be paid first and out of the assets of the Company available to holders of its capital stock in an amount equal to $7.23996 per share of Series A preferred, and $7.96396 per share of Series B preferred. Both amounts are subject to anti-dilutive provisions. If the assets and funds to be distributed are insufficient to permit full payment, then the funds shall be distributed on a pro rata basis. Upon completion of the distribution, the holders of the common stock will receive a pro rata distribution of any remaining assets of the Company.

    Common Stock

    At December 31, 1996, common stock was reserved for issuance as follows:



        Conversion of Series A preferred stock ...............  19,200,000
        Conversion of Series B preferred stock ...............  12,556,583
        Stock option plan ....................................   4,800,000
                                                                ----------
                                                                36,556,583
                                                                ==========

    Stock Option Plan

    In October 1996, the Board of Directors of Akashic Memories Corporation approved the 1996 Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options to purchase up to 4,800,000 shares of common stock may be granted to employees, directors and consultants. Incentive stock options must be granted at a price not less than 100% of fair market value at the date of grant as determined by the Board of Directors. Nonqualified options must be granted at not less than 85% of the fair market value. The exercise price for both incentive and nonqualified stock options must not be less than 110% of the fair market value for employees with more than 10% voting power of all classes of stock of the Company at the date of grant. Options generally vest over four years and expire at the earlier of ten years from date of grant or upon termination of employment.

    Option activity under the plan is as follows:

                                                                                                WEIGHTED
                                                                                                AVERAGE
                                                                                 NUMBER         EXERCISE
                                                                               OF SHARES         PRICE


        Granted (weighted average fair value of $0.22 per share) ...........   3,516,400         $0.90
        Canceled ...........................................................     (31,600)         0.90
                                                                               ---------
        Outstanding, December 31, 1996 (none vested) at a weighted
           average price of $0.90 per share ................................   3,484,800
                                                                               =========

    At December 31, 1996, 1,315,200 shares were available for future grants under the Plan.

    Additional Stock Plan Information

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires the disclosure of pro forma net loss and loss per share had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards by private companies to employees is calculated using the minimum value method. This method requires subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the following weighted average assumptions: expected life, one year following vesting; risk free interest rate of 6.27% in 1996; and no dividends during the expected term (since the Company is not public, stock volatility was assumed nil for calculation purposes). The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would not have been materially impacted for the period from September 30, 1996 (inception) to December 31, 1996.

9.  MAJOR CUSTOMERS

    For the period from September 30, 1996 (inception) to December 31, 1996, three major customers represented 64%, 18% and 12% of the Company's net sales.

10. EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) savings plan which covers substantially all full time employees. Eligible employees are permitted to make deferred contributions of up to 15% of their annual gross compensation, subject to certain Internal Revenue Service limitations. The Company may contribute $0.20 for each $1.00 a participant contributes up to the first 5% of employee earnings with a maximum of 1% of the employee's gross wages. The Company made contributions to the plan of $100,000 during the period from September 30, 1996 (inception) to December 31, 1996. The employee contributions and earnings thereon are vested immediately. Company contributions and earnings thereon are vested over three years of service.

11. SUBSEQUENT EVENT

    Effective December 31, 1997, the Company's operations were sold to StorMedia Incorporated for $10 million cash. In connection with the transaction, StorMedia Incorporated did not assume any of the Company's bank or intercompany borrowings. In addition, on December 31, 1997 in anticipation of the sales transaction, the tax sharing agreement ("Agreement") between the Company, Akashic International, Inc., and Kubota USA, was revised to exclude the Company from receiving or incurring any tax related benefits or liabilities as calculated under the Agreement since the inception of the Company.

    The accompanying financial statements are reported on a historical cost basis and do not purport to reflect the fair values of assets and liabilities in consideration of the sale transaction.


                                   * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Akashic International, Inc.:

We have audited the accompanying consolidated balance sheets of Akashic International, Inc. (formerly Akashic Memories Corporation) (a wholly-owned subsidiary of Kubota U.S.A., Inc.) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and accumulated deficit, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Akashic International, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, effective December 31, 1997 the Company's operations were sold to StorMedia Incorporated. As discussed in Notes 1, 3, 4, 5 and 6, the Company, prior to such sale, had been dependent on Kubota Corporation and affiliates for financial support and had significant transactions with such affiliates. Accordingly, the accompanying financial statements may not be indicative of the financial condition or results of operations had the Company operated without such affiliations.



/s/ Deloitte & Touche LLP
------------------------------



San Jose, California
February 7, 1997
(December 31, 1997 as to Note 10)

                  AKASHIC INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY AKASHIC MEMORIES CORPORATION)

                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995
                      (IN THOUSANDS, except share amounts)



                                                                              1996               1995
                                                                           ---------           ---------
ASSETS
CURRENT ASSETS:
   Cash and equivalents .........................................          $  16,721           $   1,324
   Accounts receivable - net ....................................             27,646              36,849
   Due from Kubota U.S.A. and affiliated companies ..............                 54               3,965
   Inventories ..................................................             19,036               9,689
   Other current assets .........................................                768               1,105
                                                                           ---------           ---------
      Total current assets ......................................             64,225              52,932
EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Net ......................            148,410              66,732
DEPOSITS ........................................................                349                 113
                                                                           ---------           ---------
TOTAL ASSETS ....................................................          $ 212,984           $ 119,777
                                                                           =========           =========

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
   Notes payable - banks ........................................          $  95,000           $  78,000
   Notes payable to Kubota Finance and Kubota Corporation .......             94,300              27,000
   Cash overdraft ...............................................              4,342               1,301
   Accounts payable .............................................             21,395              21,414
   Accrued expenses .............................................             16,535              13,121
   Due to Kubota U.S.A. and affiliated companies ................                173                 261
                                                                           ---------           ---------
      Total current liabilities .................................            231,745             141,097
                                                                           ---------           ---------
NOTES PAYABLE TO KUBOTA CORPORATION .............................             55,000              55,000
                                                                           ---------           ---------
NOTES PAYABLE - OTHER ...........................................              2,448                --
                                                                           ---------           ---------
STOCKHOLDER'S DEFICIENCY:
   Common stock, no par value; 1,000,000 shares authorized; 2,340
      shares issued and outstanding .............................             34,010              34,010
   Accumulated deficit ..........................................           (110,219)           (110,330)
                                                                           ---------           ---------
      Total stockholder's deficiency ............................            (76,209)            (76,320)
                                                                           ---------           ---------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY ..................          $ 212,984           $ 119,777
                                                                           =========           =========

See notes to consolidated financial statements.

                  AKASHIC INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY AKASHIC MEMORIES CORPORATION)

            CONSOLIDATED STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)


                                                    1996                1995
                                                  ---------           ---------

NET SALES ..............................          $ 223,243           $ 183,247
                                                  ---------           ---------
COSTS AND EXPENSES:
   Cost of sales .......................          $ 196,315           $ 170,387
   Research and development ............              8,133               6,113
   Marketing, general and administrative              8,910               5,490
                                                  ---------           ---------

      Total costs and expenses .........            213,358             181,990
                                                  ---------           ---------

INCOME FROM OPERATIONS .................              9,885               1,257
OTHER INCOME (EXPENSE):
   Interest income .....................              1,036                 148
   Interest expense ....................            (11,002)             (9,682)
   Other, net ..........................                140                  52
                                                  ---------           ---------
      Total other expense, net .........             (9,826)             (9,482)
                                                  ---------           ---------
INCOME (LOSS) BEFORE INCOME TAXES ......                 59              (8,225)
INCOME TAX BENEFIT (Note 5) ............                 52              12,210
                                                  ---------           ---------
NET INCOME .............................                111               3,985
ACCUMULATED DEFICIT:
   Beginning of year ...................           (110,330)           (114,315)
                                                  ---------           ---------

   End of year .........................          $(110,219)          $(110,330)
                                                  =========           =========



See notes to consolidated financial statements.

                  AKASHIC INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY AKASHIC MEMORIES CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)



                                                                       1996                1995
                                                                     ---------           ---------
OPERATING ACTIVITIES:
   Net income .............................................          $     111           $   3,985
   Adjustments to reconcile net income to net cash provided
      by operating activities:
      Depreciation and amortization .......................             21,246              16,771
      Provision for doubtful accounts and returns .........                355                (343)
      Changes in operating assets and liabilities:
        Accounts receivable ...............................              8,848             (14,992)
        Due from Kubota U.S.A. and affiliated companies ...              3,911                (134)
        Inventories .......................................             (9,347)             (1,842)
        Other current assets ..............................                337                (570)
        Accounts payable ..................................                (19)              8,271
        Accrued expenses ..................................              3,414               4,211
        Due to Kubota U.S.A. affiliated companies .........                (88)                (82)
                                                                     ---------           ---------

           Net cash provided by operating activities ......             28,768              15,275
                                                                     ---------           ---------

INVESTING ACTIVITIES:
   Purchases of equipment and leasehold improvements ......           (102,924)            (42,153)
   Deposits ...............................................               (236)                 (6)
                                                                     ---------           ---------

           Net cash used in investing activities ..........           (103,160)            (42,159)
                                                                     ---------           ---------

FINANCING ACTIVITIES:
   Borrowings under short-term debt .......................             84,300             286,000
   Borrowings under long-term debt ........................              3,000              55,000
   Principal payments on long-term debt ...................               (552)           (315,000)
   Cash overdraft .........................................              3,041               1,301
                                                                     ---------           ---------

           Net cash provided by financing activities ......             89,789              27,301
                                                                     ---------           ---------
NET INCREASE IN CASH AND EQUIVALENTS ......................             15,397                 417
CASH AND EQUIVALENTS, Beginning of year ...................              1,324                 907
                                                                     ---------           ---------
CASH AND EQUIVALENTS, End of year .........................          $  16,721           $   1,324
                                                                     =========           =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION - Cash paid during the year for interest ......          $  10,747           $   9,454
                                                                     =========           =========

See notes to consolidated financial statements.

                  AKASHIC INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY AKASHIC MEMORIES CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


1.  THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

   THE COMPANY - Akashic International, Inc. (formerly Akashic Memories Corporation) (the "Company") is wholly-owned by Kubota U.S.A., Inc. (Kubota
   USA) which is a wholly-owned subsidiary of Kubota Corporation (the Parent) of Japan. The Company is primarily engaged in the research, development, production and marketing of magnetic rigid disk media and disk substrates. The Company sells its product primarily in the United States and Southeast Asia to manufacturers of disk drives for use in the personal computer and workstation industries. See Note 10 concerning the subsequent sale of the Company's operations to StorMedia Incorporated.

   During September 1996, as part of a corporate reorganization, the Company changed its name from Akashic Memories Corporation to Akashic International, Inc. (AII). The consolidated financial statements include the accounts of AII and its wholly-owned United States subsidiaries, Akashic Memories Corporation (Akashic), AMC Substrates, Inc. (AMC), and its wholly-owned Malaysian subsidiary, Akashic Kubota Technologies Sdn. Bhd. (AKT).

   Kubota Finance, a wholly-owned subsidiary of Kubota Corporation, and Kubota Corporation have loans outstanding to the Company and its subsidiaries totaling $64,300,000 and $85,000,000, respectively, at December 31, 1996 (Note 3). In addition, Kubota Corporation has also guaranteed the Company's notes payable to banks totaling $95,000,000 (Note 4) and certain operating leases (Note 6). The accompanying consolidated financial statements may not be indicative of the financial condition and results of operations if the Company had operated without such affiliations. The Company has been dependent on its Parent for financial support and has obtained a commitment from it to support the Company as necessary through December 31, 1997. See
   Note 10 concerning the subsequent sale of the Company's operations to StorMedia Incorporated.

   USE OF ESTIMATES - In accordance with generally accepted accounting principles, the Company's management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the 1996 and 1995 consolidated financial statements include the allowance for doubtful accounts, inventory reserves, sales return reserves, and the valuation allowance for deferred tax assets.

   CONCENTRATION OF CREDIT RISK - Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. A majority of the Company's trade receivables are derived from sales to hard disk drive manufacturers. At December 31, 1996, approximately 99% of trade receivables were with three customers. At

   December 31, 1995, approximately 90% of trade receivables were with four customers. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when considered necessary, but generally requires no collateral. The Company maintains reserves for potential credit losses, and all such losses to date have been within management's expectations.

   BASIS OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances, transactions and intercompany profits are eliminated in consolidation.

   FISCAL YEAR - Akashic operates and reports on a 52- or 53-week fiscal year ending on the Sunday nearest December 31 of each year. Fiscal 1996 ended on December 29, 1996 and consisted of 52 weeks and fiscal 1995 ended on January 1, 1996 and consisted of 52 weeks. For convenience of presentation, the year end is indicated as December 31 in these financial statements.

   FOREIGN CURRENCY TRANSLATION - The Company's subsidiary in Malaysia uses the U.S. dollar as the functional currency. Accordingly, assets and liabilities are translated using period-end exchange rates, except non-monetary assets, which are translated using historical rates. Revenue and costs are translated using average exchange rates for the period, except for costs related to those balance sheet items that are translated using historical rates. Transaction gains and losses during the years ended December 31, 1996 and 1995 were not significant.

   CASH EQUIVALENTS - Cash equivalents are highly liquid debt investments purchased with a maturity of three months or less.

   INVENTORIES - Inventories are stated at lower of standard cost, which approximates actual cost (first-in, first-out basis) or market.

   EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of two to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease terms of three to ten years.

   REVENUE RECOGNITION - The Company recognizes sales and records estimated product return reserves at the time of product shipment.

   FAIR VALUES OF FINANCIAL INSTRUMENTS - The Company believes that the carrying amount reported in the financial statements for cash equivalents as of December 31, 1996 approximates fair value because of the short maturity of the outstanding balance. The fair value of notes payable - banks and notes payable - others approximate the carrying amount based on the current rate offered to the Company for debt of the same remaining maturities.

   INCOME TAXES - The Company files its tax returns as a member of a consolidated group. In accordance with the tax-sharing agreement with Kubota USA, a group member with taxable income obtains an income tax charge from Kubota USA as if the group member filed on a separate return basis. A group member with taxable losses obtains an income tax credit based on its proportionate contribution to reducing taxes payable by other members in consolidation. Additionally, the tax-sharing agreement addresses the utilization of net operating loss carryforwards and tax credits.

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

   STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees."

2.   BALANCE SHEET INFORMATION

   ACCOUNTS RECEIVABLE - Accounts receivable as of December 31, 1996 and 1995 are net of allowances for doubtful accounts of $20,000 for both years and sales returns of $655,000 and $300,000, respectively.


INVENTORIES

                                                      1996               1995
                                                   ---------           ---------
                                                          (IN THOUSANDS)
Finished goods                                     $   9,744           $   2,916
Work-in-process                                        2,911               3,335
Raw materials                                          6,381               3,438
                                                   ---------           ---------

Total                                              $  19,036           $   9,689
                                                   =========           =========

EQUIPMENT AND LEASEHOLD IMPROVEMENTS


                                                      1996               1995
                                                   ---------           ---------
                                                          (IN THOUSANDS)

Machinery and equipment                            $ 146,412           $ 101,660
Leasehold improvements                                30,722              26,508
Furniture and fixtures                                    57                  57
Construction-in-progress                              67,607              17,402
                                                   ---------           ---------

                                                     244,798             145,627
Accumulated depreciation and amortization            (96,388)            (78,895)
                                                   ---------           ---------

Total                                              $ 148,410           $  66,732
                                                   =========           =========


   The significant increase in machinery and equipment and construction-in-progress during 1996 was primarily attributable to purchases of equipment for expansion of the Company's substrate plant in Malaysia.

3.   TRANSACTIONS WITH AFFILIATES

   At December 31, 1996, the Company has unsecured notes payable to Kubota Finance, Inc. (KFI) of $64,300,000 bearing interest at rates ranging from 5.92% to 6.4%, due in varying amounts through March 31, 1997. At December 31, 1996, the Company also has unsecured loans payable to Kubota Corporation of $85,000,000 bearing interest at 5%, due in varying amounts through September 2000. The principal amount on the long-term note payable to Kubota Corporation is payable as follows, $18,300,000 in 1998, $18,300,000 in 1999 and $18,400,000 in 2000. Interest expense on these loans was $5,982,000 and $4,394,000 for fiscal 1996 and 1995, respectively.

   During fiscal 1996 and 1995, the Company has sales to an affiliate of $43,000 and $34,000, respectively. The Company had purchases from affiliates of $2,114,000 and $756,000 during fiscal 1996 and 1995, respectively.

   Under a management service agreement, the Company paid annual service fees of $70,000 and $64,000 to Kubota USA during fiscal 1996 and 1995, respectively.

4.   NOTES PAYABLE

   Notes payable to banks are unsecured loans guaranteed by Kubota Corporation. At December 31, 1996, the notes bear interest at rates ranging from approximately 5.625% to 6.35% and are due in varying amounts through June 1997.

   Other notes payable consists of a loan from a customer of the Company. The loan calls for maximum borrowings of $7,500,000 which must be drawn down in $500,000 increments, based on certain milestone achievements. The line bears interest at 6.0% per year. The outstanding balance of the loan is reduced by an amount equal to $0.15 per product unit sold to the customer ("Product Credits"). Akashic may increase this offset amount from time to time to reduce the outstanding balance of the loan. In addition, Akashic is required to make quarterly payments of $528,000, less the amount of any Product Credit for the prior quarter, upon the earlier of the final loan disbursement or April 30, 1997. All unpaid interest and principal balance is due in full on March 31, 2000. At December 31, 1996, approximately $4,500,000 of the credit facility was available under this loan agreement.

5.   INCOME TAXES

   In accordance with the tax-sharing agreement with Kubota USA, the Company recognized a tax benefit of approximately $52,000 and $12,210,000 in 1996 and 1995, respectively. Approximately $8,100,000 of the 1995 income tax benefit relates to a change in the 1994 consolidated income tax return subsequent to finalizing the 1994 financial statements. The group elected to exclude certain tax loss carryforwards of one of the group entities under an alternative filing position for its 1994 income tax return. This entity's loss carryforwards had been included in calculating the 1994 financial statement income tax provision, which was an acceptable alternative method of filing. This change in filing position resulted in an increased allocation of benefit to the Company. The Company has accounted for the additional prior year benefit as a change in accounting estimate and, accordingly, recorded such benefit in fiscal 1995.

   At December 31, 1996, the Company had net deferred income tax assets of approximately $30 million. Deferred income taxes arise primarily from net operating loss carryforwards and temporary differences in accumulated depreciation and amortization, capitalization of certain inventory costs, allowances for doubtful accounts, inventory and warranty reserves, state taxes and certain accrued expenses.

   The Company provided a full amount of valuation allowance against the net deferred income tax assets at December 31, 1996.

   At December 31, 1996, the Company had unconsolidated net operating loss carryforwards related to preacquisition operations of approximately $14 million available to offset future federal taxable income, expiring in 1997 through 2003.

   At December 31, 1996, the Company has approximately no stand-alone and $30 million of allocated net operating loss (NOL) carryforwards for federal consolidated tax-sharing purposes and consolidated tax return purposes, respectively, which expire in years through 2009. Additionally, the Company has income tax credit carryforwards of approximately $1 million.

   The Company also has approximately no stand-alone and $24 million of allocated NOL carryforwards for state combined tax-sharing and combined tax return purposes, respectively, which expire in various years through 1999. The allocated NOL carryforwards for tax return purposes are part of the consolidated NOL carryforwards of Kubota USA and subsidiaries, and will be utilized when the consolidated group has taxable income.

6.   OPERATING LEASES

   The Company rents office and manufacturing facilities under operating leases which expire through 1999. Certain leases are guaranteed by Kubota Corporation. Rent expense was $2,486,964 and $2,243,000 for fiscal 1996 and 1995, respectively.

   The future minimum lease payments are as follows:



                              GUARANTEED BY
                                 KUBOTA
                               CORPORATION         OTHER                  TOTAL
                               ------------        ------                 ------
                                                 (IN THOUSANDS)
Year ending December 31:
     1997                          $1,465          $  796                $2,261
     1998                           1,528             267                 1,795
     1999                           1,154             134                 1,288
     2000                             101              --                   101
                                   ------          ------                ------
                                   $4,248          $1,197                $5,445
                                   ======          ======                ======


7.   AKASHIC MEMORIES CORPORATION

   In October 1996, the Board of Directors of Akashic (a newly formed subsidiary) approved the 1996 Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options to purchase up to 4,800,000 shares of Akashic's common stock may be granted to employees, directors and consultants. Incentive stock options must be granted at a price not less than 100% of fair market value at the date of grant as determined by Akashic's Board of Directors. Nonqualified options must be granted at not less than 85% of the fair market value. The exercise price for both incentive and nonqualified stock options must not be less than 110% of the fair market value for employees with more than 10% voting power of all classes of stock of the Company at the date of grant. Options generally vest over four years and expire at the earlier of ten years from date of grant or upon termination of employment.

Option activity under the plan is as follows:


                                                                                     WEIGHTED
                                                                                       AVERAGE
                                                                   NUMBER OF          EXERCISE
                                                                     SHARES            PRICE
                                                                   ----------        --------

Outstanding, January 1, 1996                                            --            $  --

Granted (weighted average fair value of $0.22 per share)           3,516,400            0.90
Canceled                                                             (31,600)           0.90
                                                                   ---------

Outstanding, December 31, 1996 (none vested) at a weighted         3,484,800
  average price of $0.90 per share                                 =========

   At December 31, 1996, 1,415,200 shares were available for future grants under the Plan.

   ADDITIONAL STOCK PLAN INFORMATION

   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1996. Under SFAS 123, the fair value of stock-based awards by private companies to employees is calculated using the minimum value method. This method requires subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the following weighted average assumptions: expected life, one year following vesting; risk free interest rate of 6.27% in 1996; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net income would not have been materially impacted in 1996.

8.   MAJOR CUSTOMERS

   In fiscal 1996, four major customers represented 53%, 13%, 11% and 11% of the Company's net sales, respectively. In fiscal 1995, four major customers represented 38%, 20%, 20% and 10% of the Company's net sales, respectively.

9.   EMPLOYEE BENEFIT PLANS

   The Company has a 401(k) savings plan which covers substantially all full time employees. Eligible employees are permitted to make deferred contributions of up to 15% of their annual gross compensation subject to certain Internal Revenue Service limitations. The Company may contribute $0.20 for each $1.00 a participant contributes up to the first 5% of employee earnings with a maximum of 1% of the employee's gross wages. The Company made contributions to the plan of $325,000 during 1996 and $125,000 during 1995. Employee contributions and earnings thereon vest immediately. Company contributions and earnings thereon vest over three years of service.

10.   SUBSEQUENT EVENT

   Effective December 31, 1997, the Company's operations were sold to StorMedia Incorporated for $10 million cash. In connection with the transaction, StorMedia Incorporated did not assume any of the Company's bank or intercompany borrowings.

   The accompany financial statements are reported on a historical cost basis and do not purport to reflect their fair value of assets and liabilities in consideration of the sale transaction.



                                    * * * *

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma statements of operations including the notes thereto, give effect to the acquisition of Akashic Memories Corporation in exchange for $10.0 million in cash and 2,000,000 shares of StorMedia common stock.

The unaudited pro forma combined condensed balance sheet combines StorMedia's balance sheet as of September 30, 1997 with the balance sheet of Akashic Memories Corporation as of December 28, 1997. The unaudited pro forma combined condensed statements of operations combine StorMedia's results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 with Akashic International Inc's (predecessor to Akashic Memories Corporation) results of operations for the year ended December 27, 1996 and Akashic Memories Corporation's results of operations for the nine months ended September 26, 1997, respectively, giving effect to the business combination as if it had occurred as of January 1, 1996.

In addition, the supplemental unaudited pro forma combined condensed statement of operations combines StorMedia's result of operations for the year ended December 31, 1997 with Akashic Memories Corporation's results of operations for the year ended December 28, 1997.

The following unaudited pro forma combined condensed financial statements are not necessarily indicative of the future results of operations of the Company or the results of operations which would have occurred had the Company and Akashic been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
           OF STORMEDIA INCORPORATED AND AKASHIC MEMORIES CORPORATION
                                 (IN THOUSANDS)

                                                           AKASHIC
                                                          MEMORIES           STORMEDIA
                                                         CORPORATION       INCORPORATED        PRO FORMA
                                                            AS OF              AS OF          ADJUSTMENTS
ASSETS                                                DECEMBER 28, 1997  SEPTEMBER 27, 1997     DR/(CR)               COMBINED
                                                      -----------------  ------------------  -------------            --------
  Current assets:

      Cash and cash equivalents and short-term
        investments ...................................... $ 11,046         $   16,250        $ (10,000) (7)          $  17,296
      Accounts receivable ................................   15,424              9,333                                   24,757
      Inventories ........................................   20,018             24,330                                   44,348
      Assets held for sale ...............................       --                 --           16,914 (1)              16,914
      Prepaid expenses and other current assets ..........      895              8,660            2,466 (4)              12,021
                                                          ---------          ---------        ---------               ---------

        Total current assets .............................   47,383             58,573            9,380                 115,336

  Plant and equipment, net ...............................    3,236            136,452           (3,236)(2)             136,452
  Deposits and other assets ..............................       --              1,095               --                   1,095
                                                          ---------          ---------        ---------               ---------
                                                           $ 50,619          $ 196,120        $   6,144               $ 252,883
                                                          =========          =========        =========               =========

LIABILITIES AND EQUITY

  Current liabilities:
      Trade accounts payable ............................. $ 14,842          $  21,990        $                       $  36,832
      Short-term debt to a customer.......................    4,960             48,334                                   53,294
      Accrued liabilities ................................   16,421              9,860           (3,347)(3)(5)(6)(8)     29,628
      Short-term debt to AII .............................  126,000                 --          126,000 (6)                  --
                                                          ---------          ---------        ---------               ---------
       Total current liabilities .........................  162,223             80,184          122,653                 119,754

  Negative goodwill                                              --                 --          (12,818)(4)              12,818

  Long-term debt, less current portion ...................  100,000                132          100,000 (6)                 132

  Stockholder's equity:
      Preferred stock.....................................   15,327                 --           15,327 (7)                  --
      Common stock .......................................       21                237               (6)(7)(8)              264
      Additional paid-in capital .........................       --            126,450           (4,348)(7)             130,798


        Accumulated deficit .............................. (226,952)           (10,883)         (16,914)(1)
                                                                                                  3,236 (2)
                                                                                                  2,464 (3)
                                                                                                 14,375 (7)
                                                                                                  2,505 (5)
                                                                                                 (2,509)(7)
                                                                                               (227,643)(6)
                                                                                                 (2,466)(4)             (10,883)
                                                          ---------          ---------        ---------               ---------
  Total stockholder's equity ............................. (211,604)           115,804         (215,979)                120,179
                                                          ---------          ---------        ---------               ---------
                                                           $ 50,619          $ 196,120        $  (6,144)              $ 252,883
                                                          =========          =========        =========               =========

------------
(1)  To reclassify certain fixed assets as held for sale ($16,914).

(2) To write-off Akashic's remaining fixed assets ($3,236) as there is an excess of the fair value of assets acquired over cost of the acquisition.

(3) To accrue for severance ($2,464) relating to excess workforce which was terminated by January 31, 1998.

(4) To capitalize Akashic spares for consistency with StorMedia accounting policy ($2,466).

(5) To accrue for the operating lease commitments for the facilities ($2,505) which will be idle for the remaining term of the lease.

(6) To record forgiveness of debt and interest due to AII (debt $226 million; interest $1,643).

(7) To record the purchase of 100% of the preferred stock of Akashic $27 par value for $10 million and 2 million shares of StorMedia Class A Common Stock ($4,348 additional paid-in capital) resulting in an excess of fair value of assets over the cost of acquisition ($12,818) on a straight-line basis over 5 years.

(8)  To record minority interest in subsidiary ($21)

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
        OF STORMEDIA INCORPORATED AND AKASHIC INTERNATIONAL INCORPORATED
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                     FISCAL YEAR ENDED
                                          ---------------------------------------
                                               AKASHIC            STORMEDIA,
                                          INTERNATIONAL, INC.    INCORPORATED            PRO FORMA
                                           DECEMBER 27, 1996    DECEMBER 31, 1996       ADJUSTMENTS      COMBINED
                                          -------------------   -----------------       -----------      --------
Net Sales                                    $ 223,243           $ 210,996            $                 $434,239
Cost of Sales                                  196,315             174,562             (17,492)(1)       353,385
                                           -----------             -------             -------          --------

Gross margin                                    26,928              36,434             (17,492)           80,854

Operating expenses
  Research and development                       8,133              15,657                                23,790
  Selling, general, and administrative           8,910              10,561              (2,544)(3)        16,927
                                           -----------             -------             -------          --------

Total operating expenses                        17,043              26,218              (2,544)           40,717

Other income (expense)                          (9,826)                429             (11,002)(2)         1,605
                                           -----------             -------             -------          --------
Income before income tax expense (benefit)          59              10,645             (31,038)           41,742

Income tax expense (benefit)                       (52)              2,187                  52 (4)         2,187
                                           -----------             -------             -------          --------

Net earnings                                 $     111             $ 8,458             $30,986          $ 39,555
                                           ===========             =======             =======          ========

Net earnings per share

   Basic                                                             $0.49                                 $2.05
                                                                   =======                               =======
   Diluted                                                           $0.46                                 $1.96
                                                                   =======                               =======
Number of shares used in per share
  computation (5):

   Basic                                                            17,285                                19,285
                                                                   =======                               =======
   Diluted                                                          18,209                                20,209
                                                                   =======                               =======

(1) To eliminate historical Akashic depreciation expense which will not be incurred by the combined company since no value was assigned to the fixed assets acquired ($17,492)

(2) To eliminate related party interest expense which will not to be incurred by the combined company ($11,002).

(3) To record amortization of the excess of fair value of assets acquired over the cost of acquisition on a straight-line basis over 5 years ($2,544).

(4)  To reverse the tax benefit allocation from Kubota USA to Akashic.

(5) The number of shares used in the pro forma combined share computation (both basic and diluted) reflects 2 million shares of StorMedia common stock issued in the acquisition.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
           OF STORMEDIA INCORPORATED AND AKASHIC MEMORIES CORPORATION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                            NINE MONTHS ENDED
                                                  --------------------------------------
                                                  AKASHIC MEMORIES          STORMEDIA,
                                                    CORPORATION            INCORPORATED              PRO FORMA
                                                  SEPTEMBER 26,1997      SEPTEMBER 27, 1997         ADJUSTMENTS         COMBINED
                                                  -----------------   -----------------------       -----------         --------
Net Sales                                           $174,959                 $ 88,879               $                   $263,838
Cost of Sales                                        182,459                  108,339                (26,843)(1)         263,955
                                                     -------                  -------                -------             -------
Gross deficiency                                      (7,500)                 (19,460)               (26,843)               (117)

Operating expenses
  Research and development                             6,830                   10,922                                     17,752
  Selling, general, and administrative                 6,698                   12,515                 (1,908)(3)          17,305
                                                     -------                   ------                 ------              ------
Total operating expenses                              13,528                   23,437                 (1,908)             35,057

Other income (expense) net                            (9,389)                  (2,273)                (8,372)(2)          (3,290)
                                                     -------                   ------                 ------              ------

Loss before income tax expense (benefit)             (30,417)                 (45,170)                37,123             (38,464)

Income tax expense (benefit)                             109                  (1,647)                   (109)(4)         (1,647)
                                                     -------                  -------                -------             -------
Net loss                                            $(30,526)                $(43,523)               $37,232            $(36,817)
                                                     =======                  =======                =======             =======
Net loss per share

  Basic                                                                      $  (2.44)                                   $ (1.85)
                                                                              =======                                    =======
  Diluted                                                                    $  (2.44)                                   $ (1.85)
                                                                              =======                                    =======

Number of shares used in per share computation (5):

  Basic                                                                        17,863                                     19,863
                                                                              =======                                    =======

  Diluted                                                                      17,863                                     19,863
                                                                              =======                                    =======


(1) To eliminate historical Akashic depreciation expense which will not be incurred by the combined company since no value was assigned to the fixed assets acquired ($26,843).

(2) To eliminate related party interest expense which will not be incurred by the combined company ($8,372).

(3) To record amortization of the excess of fair value of assets acquired over the cost of acquisition on a straight-line basis over 5 years ($1,908).

(4)  To reverse the tax benefit allocation from Kubota USA to Akashic ($109)

(5) The number of shares used in the pro forma combined share computation (both basic and diluted) reflects 2 million shares of StorMedia common stock issued in the acquisition.

       SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 OF STORMEDIA AND AKASHIC MEMORIES CORPORATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                   FISCAL YEAR ENDED
                                              -------------------------
                                                AKASHIC
                                                MEMORIES       STORMEDIA
                                              CORPORATION     INCORPORATED
                                              DECEMBER 28,    DECEMBER 31,      PRO FORMA
                                                 1997             1997         ADJUSTMENTS       COMBINED
                                               --------        --------         --------         --------
Net sales ................................    $ 213,881        $109,687         $               $ 323,568

Cost of sales ............................      251,646         143,259          (35,790)(1)      359,115
                                               --------        --------         --------         --------

      Gross deficiency ...................      (37,765)        (33,572)         (35,790)         (35,547)

Operating expenses:
      Research and development ...........       13,674          15,574                            29,248
      Selling, general, and administrative       10,475          19,169           (2,544)(3)       27,100
      Nonrecurring charges ...............      148,402          29,000         (146,702)(4)       30,700
                                              ---------       ---------        ---------        ---------
           Total operating expenses ......      172,551          63,743         (149,296)          87,048

           Operating earnings ............     (210,316)        (97,315)        (185,036)        (122,595)

Other income (expense), net ..............      (10,906)         (3,386)          (9,671)(2)       (4,621)
                                              ---------       ---------        ---------        ---------

Loss before income tax expense
      (benefit) ..........................     (221,222)       (100,701)        (194,707)        (127,216)

Income tax expense (benefit) .............          124          (1,647)            (124)(5)       (1,647)
                                              ---------       ---------        ---------        ---------

Net loss .................................    $(221,346)      $ (99,054)       $(194,831)       $(125,569)
                                              =========       =========        =========        =========
Loss per share:

      Basic ..............................                    $   (5.49)                        $   (6.27)
                                                              =========                         =========
      Diluted ............................                    $   (5.49)                        $   (6.27)
                                                              =========                         =========
Shares used in per share computation (6):

      Basic ..............................                       18,031                            20,031
                                                              =========                         =========
      Diluted ............................                       18,031                            20,031
                                                              =========                         =========

----------

(1) To eliminate historical Akashic depreciation expense which will not be incurred by the combined company since no value was assigned to the fixed assets acquired ($35,790).

(2) To eliminate related party interest expense which will not be incurred by the combined company ($9,671).

(3) To record amortization of the excess of fair value of assets acquired over the cost of acquisition on a straight-line basis over 5 years ($2,544).

(4) To eliminate the fixed asset write-down since no value will be assigned to the fixed assets ($146,702).

(5)  To reverse the tax benefit allocation from Kubota USA to Akashic ($124)

(6) The number of shares used in the pro forma combined share computation (both basic and diluted) reflects 2 million shares of StorMedia common stock issued in the acquisition.

                                   SIGNATURES

         Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             STORMEDIA INCORPORATED



Dated:   March __, 1998                      By: /s/ Stephen M. Abely
                                                 --------------------
                                                 Stephen M. Abely
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION
NUMBER

   2.1 Agreement and Plan of Reorganization, dated as of December 15, 1997, among the Registrant, AII, Akashic, and StorMedia Acquisition Corporation. (Incorporated by reference to Registrant's current report on Form 8-K filed on January 13, 1998, File No. 0-25796.)

   2.2 Form of Agreement of Merger between Akashic and StorMedia Acquisition Corporation. (Incorporated by reference to Registrant's current report on Form 8-K filed on January 13, 1998, File No. 0-25796.)

   24.1           Consent of Deloitte & Touche LLP

   24.2           Consent of KPMG Peat Marwick LLP